Exhibit 10.1

Summary of Compensation for Named Executive Officers

Chairman and Vice Chairman, President and Chief Executive Officer

The Compensation Committee of the Board sets the base salaries and performance bonus criteria of the Executive Officers in Table I on an annual basis. For the Company’s fiscal year 2006 (ending on September 30, 2006), the Compensation Committee approved the salaries and bonus criteria as set forth below in Table I. For the 2006 fiscal year, the Compensation Committee did not change the salary or change the bonus performance criteria or related bonus percentages applicable to Mr. Horton or to Mr. Tomnitz beyond what was approved at the beginning of the prior fiscal year.

Table I

			Performance Bonus
			Under the 2000
			Incentive Bonus
		Annual Base Salary	Plan
Name	Office	(2006 Fiscal Year)	(2006 Fiscal Year)
Donald R. Horton	Chairman of the Board	$400,000	See Note 1-A

Donald J. Tomnitz	Vice Chairman, President and CEO	$300,000	See Note 1-A

Note 1-A: Under the Amended and Restated 2000 Incentive Bonus Plan, Mr. Horton and Mr. Tomnitz will each receive a bonus payment based upon achieving certain performance goals with respect to quarterly consolidated pre-tax income and the other criteria that are factored into determining pre-tax income and performance of the Company. These goals are set by the Compensation Committee and ratified and approved by the Board of Directors at the beginning of each fiscal year.

In addition, Mr. Horton and Mr. Tomnitz may participate in two separate deferred compensation plans. The first plan allows the executive to make voluntary income deferrals. The second plan is a promise by the Company to pay retirement benefits to the executive. If the executive is employed by the Company on the last day of the current fiscal year (for example, September 30, 2006), then the Company will establish a liability to him equal to 10% of his annual base salary as of the first day of the current fiscal year (for example, October 1, 2005). This liability will accrue earnings in future years at a rate established by the administrative committee, which administers this second plan.

Other Named Executive Officers

The other named executive officers of the Company for our last fiscal year are listed in Table II below. For the Company’s 2006 fiscal year (ending on September 30, 2006), the Compensation Committee approved and the Board of Directors ratified annual base salaries and discretionary bonus criteria for the other executive officers listed in Table II.

Table II

			Performance Bonus
			Under the 2000
			Incentive Bonus
		Annual Base Salary	Plan
Name	Office	(2006 Fiscal Year)	(2006 Fiscal Year)
Thomas F. Noon	Executive Vice President & COO — Western US Operations	$175,000	See Note 1-B

Gordon D. Jones	Executive Vice President & COO – Central US Operations	$175,000	See Note 1-B

George W. Seagraves	Executive Vice President & COO – Eastern US Operations	$175,000	See Note 1-B

Note 1-B: Under the Amended and Restated 2000 Incentive Bonus Plan, Mr. Noon, Mr. Jones and Mr. Seagraves will each receive a bonus payment based upon achieving certain performance goals with respect to quarterly consolidated pre-tax income and the other criteria that are factored into determining pre-tax income as related to the performance of their respective operating regions. These goals are set by the Compensation Committee and ratified and approved by the Board of Directors at the beginning of each fiscal year.

In addition, Mr. Noon, Mr. Jones, and Mr. Seagraves may participate in two separate deferred compensation plans. The first plan allows the executive to make voluntary income deferrals. The second plan is a promise by the Company to pay retirement benefits to the executive. If the executive is employed by the Company on the last day of the current fiscal year (for example, September 30, 2006), then the Company will establish a liability to such officer equal to 10% of his annual base salary as of the first day of the current fiscal year (for example, October 1, 2005). This liability will accrue earnings in future years at a rate established by the administrative committee, which administers this second plan.